SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2018

S&P GLOBAL INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-1023	13-1026995
(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, New York	10041
(Address of Principal Executive Offices)	(Zip Code)

(212) 438-1000

Registrant’s telephone number, including area code:

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

S&P Global Inc. (the “Company”) intends to redeem in full its outstanding 2.500% Senior Notes due 2018 (the “2018 Notes”) in accordance with the terms of the indenture governing such 2018 Notes, using the proceeds of the offering of Notes (as defined below). The information in this Current Report on Form 8-K does not constitute a notice of redemption for the 2018 Notes under the indenture. No assurance is given that a notice of redemption for the 2018 Notes will be given or that the 2018 Notes will be redeemed.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

The Company intends to offer, subject to market and other conditions, senior notes (the “Notes”) in a registered public offering. The Notes are being offered pursuant to the prospectus supplement dated May 3, 2018, to the prospectus dated April 9, 2018, which forms part of the Company’s shelf registration statement on Form S-3 (File No. 333-224198) filed with the Securities and Exchange Commission on April 9, 2018.

The Notes will be guaranteed by the Company’s subsidiary Standard & Poor’s Financial Services LLC. The Company intends to use the net proceeds of the offering to fund all or a portion of the redemption of the outstanding $400 million aggregate principal amount of its 2018 Notes, and the balance for general corporate purposes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 3, 2018	By:	/s/ Alma Rosa Montanez
		Name:	Alma Rosa Montanez
		Title:	Associate General Counsel & Assistant Corporate Secretary